                                                      REGISTRATION NO. 333-44572
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     --------------------------------------

                         TEXAS INSTRUMENTS INCORPORATED
               (Exact name of registrant as specified in charter)

                              DELAWARE                                                    75-0289970
   (State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)

                               12500 TI BOULEVARD
                                 P.O. BOX 660199
                            DALLAS, TEXAS 75266-0199
                                  972-995-3773
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     --------------------------------------

                      TEXAS INSTRUMENTS TUCSON CORPORATION
               (Exact name of registrant as specified in charter)

                            DELAWARE                                                   86-0445468
     (State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

                           6730 SOUTH TUCSON BOULEVARD
                              TUCSON, ARIZONA 85706
                                  520-746-7365
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                JOSEPH F. HUBACH
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                         TEXAS INSTRUMENTS INCORPORATED
                               12500 TI BOULEVARD
                                 P.O. BOX 660199
                            DALLAS, TEXAS 75266-0199
                                  972-995-3773
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  ---------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]
                           -----------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                EXPLANATORY NOTE

         Texas Instruments Incorporated and Texas Instruments Tucson Corporation (together, the "Registrants") filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Reg. No. 333-44572), as amended (the "Registration Statement"), which registered 2,257,113 shares of common stock, par value $1.00 per share, of Texas Instruments Incorporated (the "Shares"), issuable upon conversion of the 4 1/4% Convertible Subordinated Notes due 2007 of Texas Instruments Tucson Corporation. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Registrants' contractual obligations to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking stated in the Registration Statement, the Registrants are filing this Post-Effective Amendment No. 2 to terminate the effectiveness of such Registration Statement and to deregister all of the Shares registered thereby which remain outstanding as of such termination.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 28, 2003.

TEXAS INSTRUMENTS INCORPORATED


By: /s/ WILLIAM A. AYLESWORTH
   ----------------------------------
Name:   William A. Aylesworth

Title:  Senior Vice President,
        Chief Financial Officer and
        Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                                      Title                          Date
     ---------                                      -----                          ----
          *                                        Director                   February 28, 2003
----------------------
   James R. Adams

          *                                        Director                   February 28, 2003
----------------------
   David L. Boren

     Signature                                      Title                          Date
     ---------                                      -----                          ----
            *                                      Director                   February 28, 2003
------------------------
  James B. Busey IV

            *                                      Director                   February 28, 2003
------------------------
    Daniel A. Carp

            *                             Chairman of the Board; President;   February 28, 2003
------------------------                 Chief Executive Officer; Director
   Thomas J. Engibous

            *                                      Director                   February 28, 2003
------------------------
Gerald W. Fronterhouse

            *                                      Director                   February 28, 2003
------------------------
     David R. Goode

            *                                      Director                   February 28, 2003
------------------------
   Wayne R. Sanders

            *                                      Director                   February 28, 2003
------------------------
    Ruth J. Simmons


            *                              Senior Vice President; Chief
------------------------               Financial Officer; Chief Accounting    February 28, 2003
  William A. Aylesworth                                Officer


* By: /s/ William A. Aylesworth
      ---------------------------
      William A. Aylesworth                                                   February 28, 2003
        Attorney-in- Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 28, 2003.

TEXAS INSTRUMENTS TUCSON CORPORATION


By:  /s/ BART T. THOMAS
    -------------------------------
Name:    Bart T. Thomas

Title:   Secretary


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                   Title                          Date
        ---------                                   -----                          ----
                                             President; Director             February __, 2003
------------------------
      Gregg A. Lowe

 /s/ ELIZABETH W. BULL                     Treasurer, Chief Financial
------------------------                    Officer, Chief Accounting         February 28, 2003
   Elizabeth W. Bull                            Officer; Director

  /s/ BART T. THOMAS                          Secretary; Director             February 28, 2003
------------------------
   Bart T. Thomas